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                                                                   EXHIBIT 10.22

                      CONTRIBUTION AND ASSUMPTION AGREEMENT

     This Contribution and Assumption Agreement (this "Agreement"), dated as of March 18, 1999, is made by and between Pulitzer Publishing Company, a Delaware corporation (the "Company"), and Pulitzer Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Newco"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Agreement and Plan of Merger, dated as of May 25, 1998, among the Company, Newco and Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror") to which a form of this Agreement is annexed as Exhibit C (the "Merger Agreement").


                                    RECITALS

     WHEREAS, pursuant to the Merger Agreement, the Company has agreed to contribute to Newco and/or its wholly-owned Subsidiaries (collectively, the "Newco Group") all of the assets of the Company, except those specifically identified in Section 2.02(a) of the Merger Agreement, pursuant to the terms of this Agreement, as a step in a series of transactions as a result of which (i) Acquiror will acquire Broadcasting and the Broadcasting Assets by means of a merger of the Company with and into Acquiror, and (ii) the Newco Group will conduct the businesses previously conducted by the Company and its Subsidiaries (other than the operations of Broadcasting).

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:


                                    ARTICLE I

                           CONTRIBUTION AND ASSUMPTION

1.01     CONTRIBUTION OF ASSETS.

         (a) Subject to Section 1.01(b), effective immediately prior to the Distribution (the "Time of Contribution") the Company hereby contributes, grants, conveys, assigns, transfers and delivers to the Newco Group, without recourse (the "Contribution"), all of the Company's right, title and interest in and to the following (collectively, the "Contributed Assets"): (i) any and all assets of the Company, whether tangible or intangible and whether fixed, contingent or otherwise, including, without limitation, the capital stock or other equity interests of all its Subsidiaries; (ii) the name "Pulitzer" or any part thereof whether alone or in combination with one or more other words; (iii) all real property, furniture, fixtures, equipment, tools, vehicles, supplies, buildings, improvements,





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accounts receivable, notes, prepaid expenses, securities, patents, trademarks, trade names, copyrights, Licenses, leases and contract rights; and (iv) all other tangible or intangible assets of the Company wherever located.

          (b) Notwithstanding Section 1.01(a), the Company hereby retains and does not contribute, grant, convey, assign, transfer or deliver to the Newco Group (i) the issued and outstanding capital stock of PBC or the Broadcasting Subsidiaries; (ii) the Broadcasting Assets; and (iii) the Company's rights created pursuant to the Merger Agreement, this Agreement and the Transaction Agreements (collectively, the "Retained Assets").

          (c) Notwithstanding anything contained in this Agreement or in the Merger Agreement to the contrary, the Newco Group acknowledges and agrees that the Company makes and has made no warranty, either express or implied, including, without limitation, warranties of merchantability or fitness for a particular purpose, with respect to any Contributed Assets.

    1.02  ASSUMPTION OF LIABILITIES.

          (a) Subject to Sections 1.02(b) and 1.07 hereof, effective as of the Time of Contribution, the Newco Group, in partial consideration for the Contribution, hereby unconditionally assumes and agrees to pay, satisfy and discharge any and all liabilities of the Company of every kind whatsoever, whether absolute, known, unknown, fixed, contingent or otherwise, that exist as of the date hereof or exist as of, or otherwise relate to any period ending on or prior to the Effective Time (the "Assumed Liabilities").

          (b) Notwithstanding Section 1.02(a), the Company hereby retains, and the Newco Group does not assume and will have no liability with respect to the following (collectively, the "Retained Liabilities"): (i) the New Company Debt;
(ii) any liabilities associated with the radio and/or television business operations of Broadcasting or the Broadcasting Assets except as otherwise specifically provided in the Merger Agreement, including Sections 6.06(g), 6.09, 6.11, 6.25 and 6.28 thereof; and (iii) the Company's obligations created pursuant to the Merger Agreement, this Agreement and the Transaction Agreements.

          (c) It is expressly agreed by the parties hereto that all of the obligations of Newco under the Merger Agreement, this Agreement and the Transaction Agreements shall be treated as Assumed Liabilities and not as Retained Liabilities under this Agreement.

    1.03 ISSUANCE OF NEWCO STOCK. In partial consideration for the Contribution, at the Time of Contribution Newco shall issue and deliver to the Company at the Company's request prior to the Distribution the following:

          (i) such number of newly issued shares of Newco Common Stock as will be required for the Distribution; and


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          (ii) such number of newly issued shares of Newco Class B Common Stock as will be required for the Distribution.

     1.04 TRANSFER AND ASSUMPTION DOCUMENTATION. In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Contributed Assets and the assumption of the Assumed Liabilities set forth in this Article I, at the Time of Contribution or as promptly as practicable thereafter, (i) the Company shall execute and deliver, and cause its Subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of leases and contracts and other instruments of contribution, grant, conveyance, assignment, transfer and delivery necessary to evidence such contribution, grant, conveyance, assignment, transfer and delivery, and (ii) the Newco Group shall execute and deliver such instruments of assumption as and to the extent necessary to evidence such assumption.

     1.05 NONASSIGNABLE CONTRACTS. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or asset (each an "Applicable Asset") if an assignment or attempted assignment of the same, without the consent of the other party or parties thereto, would constitute a breach thereof or in any way impair the rights of the Company or the Newco Group thereunder. The Company shall, prior to the Time of Contribution, use reasonable best efforts (it being understood that such efforts shall not include any requirement of the Company to expend money or offer or grant any financial accommodation) as requested by the Newco Group, and the Newco Group shall cooperate in all reasonable respects with the Company, to obtain all consents and waivers and to resolve all impracticalities of assignments or transfers necessary to convey the Contributed Assets to the Newco Group. If any such consent is not obtained or if any attempted assignment would be ineffective or would impair the Newco Group's rights with respect to any Applicable Asset so that the Newco Group would not receive all such rights, then
(x) the Company shall use reasonable best efforts (it being understood that such efforts shall not include any requirement of the Company to expend money or offer or grant any financial accommodation) to provide or cause to be provided to the Newco Group, to the extent permitted by law, the benefits of any such Applicable Asset and the Company shall promptly pay or cause to be paid to the Newco Group when received all moneys received by the Company with respect to any such Applicable Asset and (y) in consideration thereof the Newco Group shall pay, perform and discharge on behalf of the Company all of the Company's debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof. In addition, the Company shall take such other actions (at Newco's expense) as may reasonably be requested by Newco in order to place Newco, insofar as reasonably possible, in the same position as if such Applicable Asset had been transferred as contemplated hereby and so all the benefits and burdens related thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to Newco. If and when such consents and proposals are obtained, the transfer of the Applicable Asset shall be effected in accordance with the terms of this Agreement.



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     1.06 EMPLOYEE BENEFITS. All Company Employee Plans are subject to the terms of Section 6.11 of the Merger Agreement, and all obligations of Newco under such Section shall be treated as Assumed Liabilities and not as Retained Liabilities under this Agreement.

     1.07 EMPLOYEE STOCK OPTIONS. All plans and arrangements with respect to the Company's employee stock options and restricted stock awards in place as of the date hereof and all options and awards outstanding thereunder as of the date hereof are subject to the terms of Section 6.12 of the Merger Agreement.

     1.08 FURTHER ASSURANCES. Each of the parties hereto promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

     1.09 TAX MATTERS. Notwithstanding anything to the contrary in this Agreement, liabilities of the parties for Taxes are subject to the terms of
Section 6.09 of the Merger Agreement, and all obligations of Newco under Section
6.09 of the Merger Agreement shall be treated as Assumed Liabilities and not as Retained Liabilities under this Agreement. The Contribution and the Merger are intended to qualify as tax-free reorganizations within the meaning of Sections 368(a)(1)(D) and 368(a)(1)(A) of the Code, respectively, and the Distribution is intended to be subject to Section 355(a) of the Code.

     1.10 COOPERATION. The parties shall cooperate with each other in all reasonable respects in order to ensure the smooth transfer of the Contributed Assets, the Assumed Liabilities and the businesses related thereto, including, without limitation, entering into any service or other sharing agreements that may be reasonably necessary.

     1.11 OTHER MATTERS. After the Effective Time and except as otherwise provided herein or in the Merger Agreement, neither the Surviving Corporation nor any of its Subsidiaries shall have any liability to the Newco Group in respect of any inter-company contract, commitment or account in existence immediately prior to the Effective Time among the Company, Newco and/or any of their respective Subsidiaries.


                                   ARTICLE II

                                 INDEMNIFICATION


     2.01 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold harmless the Newco Group and their respective successors-in-interest and each of their respective past and present officers and directors against any losses, claims, damages or liabilities, joint or several, arising out of or in connection with the Retained Liabilities, the Retained Assets or the operations of Broadcasting, except as otherwise provided in the Merger Agreement, including


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Sections 6.06(g), 6.09, 6.11, 6.25 and 6.28. The Company shall reimburse the
Newco Group, each of their respective successors-in-interest, and each of their respective past and present officers and directors for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability referred to in the preceding sentence.

     2.02 INDEMNIFICATION BY NEWCO. Newco shall indemnify, defend and hold harmless the Company, PBC and each of the Broadcasting Subsidiaries and their respective successors-in-interest, and each of their respective past and present officers and directors against any losses, claims, damages or liabilities, joint or several, arising out of or in connection with the Assumed Liabilities, the Contributed Assets or the operations of any of the businesses contributed to the Newco Group, except as otherwise provided in the Merger Agreement, including Sections 6.06(f), 6.09, and 6.25 thereof. Newco shall reimburse the Company, PBC and each of the Broadcasting Subsidiaries, each of their respective successors-in-interest and each of their past and present respective officers and directors for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability referred to in the preceding sentence.

     2.03 NOTIFICATION OF CLAIMS. For the purpose of this Article II, the term "Indemnifying Party" shall mean the party having an obligation hereunder to indemnify the other party pursuant to this Article II, and the term "Indemnified Party" shall mean the party having the right to be indemnified pursuant to this
Article II. Whenever any claim shall arise for indemnification under this
Article II, the Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

     2.04  INDEMNIFICATION PROCEDURES.

           (a) After receipt of the notice of claim required by Section 2.03, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice, reasonably acceptable to the Indemnified Party, to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if such settlement (i) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (ii) includes a complete release of the Indemnified Party, and (iii) does not require the Indemnified Party to make


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any payment or forego or take any action or otherwise materially adversely affect the Indemnified Party. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross-claims and counterclaims). The Indemnified Party may, at its own cost and expense, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom.

           (b) If, after receipt of a notice of claim pursuant to Section 2.03, the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party (including, without limitation, the settlement thereof without the consent of the Indemnifying Party). If there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there is otherwise an actual or potential conflict of interest, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to assume the defense of the lawsuit or action; provided, however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     2.05 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The parties hereto irrevocably: (i) agree that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of New York or the courts of the United States located in New York County, New York, (ii) consent to the jurisdiction of each court in any such suit, action or proceeding, (iii) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (iv) waive the right to a trial by jury in any suit, action or other legal proceeding. Each of the Company and Newco agrees that service of any and all process which may be served in any such suit, action or other proceeding may be made by written notice in accordance with the provisions of this Agreement, and that such service of process on the Company or Newco (as the case may be) or with respect to the Company or Newco, their respective successors or assigns, to the extent permitted by applicable law, shall be taken and held to be valid personal service.

     2.06 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.



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     2.07  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any right preclude other or further exercises thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                                   ARTICLE III

                                  MISCELLANEOUS


     3.01 ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     3.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     3.03 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     3.04 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with confirmation of transmission, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     If to the Company (prior to the Merger) or Newco:

               Pulitzer Publishing Company
               Pulitzer Inc.
               900 North Tucker Boulevard
               St. Louis, Missouri  63101


               Attention:       Michael E. Pulitzer
               Telecopy:        (314) 340-3125




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          with a copy to:

               Fulbright & Jaworski L.L.P.
               666 Fifth Avenue
               New York, New York 10103


               Attention:  Richard A. Palmer, Esq.
               Telecopy:   (212) 752-5958


     If to the Company (after the Merger):

               Hearst-Argyle Television, Inc.
               888 Seventh Avenue
               New York, New York  10019


               Attention:  Dean H. Blythe
               Telecopy:   (212) 887-6855


          with a copy to:

               Rogers & Wells LLP
               200 Park Avenue
               New York, New York  10166


               Attention:  Steven A. Hobbs
               Telecopy:   (212) 878-8375


or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

     3.05 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason


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of this Agreement, except as provided in Sections 3.07 and 3.08 and except for
Article II (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons).

     3.06 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     3.07 PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

     3.08 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, including the Surviving Corporation in the Merger. This Agreement may not be assigned by any party hereto and any purported assignment in violation hereof shall be null and void.

     3.09 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     3.10 LEGAL FEES; COSTS. If any party hereto institutes any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.




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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                          PULITZER PUBLISHING COMPANY



                          By: /s/ MICHAEL E. PULITZER
                              -----------------------------------------
                              Michael E. Pulitzer
                              Chairman, President
                              and Chief Executive Officer



                          PULITZER INC.



                          By: /s/ ROBERT C. WOODWORTH
                              -----------------------------------------
                              Robert C. Woodworth
                              President and Chief Executive Officer